Exhibit 99.2

PURCHASE AND SALES AGREEMENT

THIS PURCHASE AND SALES AGREEMENT (the “Agreement”), is entered into as of this          day of December 2006, by and between Caltex Energy Company (“collectively referred herein as Caltex or Seller”) a Texas General Partnership having its principal place of business located at PO Box 8, Luling, TX 78648 and Imperial Petroleum, Inc., (“Imperial or Buyer”), a Nevada corporation located at 329 Main Street, Suite 801, Evansville, IN 47708.

W I T N E S S E T H:

WHEREAS, Caltex is the owner of certain oil and gas wells, leases, interests and assets comprising those properties set forth on Exhibit “A” attached hereto; and

WHEREAS, Caltex desires to sell and Imperial desires to purchase all of its right, title and interest in and to those assets comprising those properties as described on Exhibit “A” and any and all equipment used by Caltex in conjunction with the operation of said properties and located on the premises, with the exception of that equipment hereinafter defined in Section 1.01 (b), collectively referred to as the “Acquired Assets” ; and

WHEREAS, the Board of Directors of Imperial and the Managing General Partner of Caltex each deem it in the best interests of each party to complete the transaction herein contemplated;

NOW, THEREFORE, in consideration of the premises and of the mutual agreements, provisions, covenants, representations and warranties herein contained, the parties hereto hereby agree as follows:

1. Purchase and Sale of Assets.

1.01 Purchase and Sale. On and subject to the terms and conditions of this Agreement, Imperial agrees to purchase from Caltex and Caltex agrees to sell, transfer, convey and deliver to Imperial all of Caltex’s right, title and interest in and to the Acquired Assets, including without limitation, the following assets:

(a) all of Caltex’s right, title and interest in and to each of the leases, wells and properties as more particularly described on Exhibit “A” attached hereto, and all equipment, buildings, fixtures and other improvements located thereon and all rights, easements, rights-of-way and other interests incidental thereto and used or necessary for the use and enjoyment of the properties by Imperial;

(b) all machinery, equipment, trucks, tractors and trailers and related spare components and parts, inventories of raw materials, supplies and minerals, processed goods, goods in process, and tools located on the properties or used in connection with the properties, except and excluding swab trucks and equipment related to the production of these leases and wells by swabbing;

(c) all certificates, licenses, permits, registrations and applications therefor necessary, useful for, used or held for use by Caltex in the ownership or operation of the properties, excluding Caltex’s financial assurance bond filed with the Railroad Commission of Texas, (collectively, the “Permits”); whether held in the name of Caltex or in an affiliate entity;

(d) all water wells and water rights, licenses, permits and applications therefor to locate, drill for, produce, use, gather, restrict flow, store or remove water on, from or to the properties (collectively, the “Water Rights”); and

(e) all books, records, ledgers, files, documents, correspondence, lists, plats, maps, plans, drawings, blueprints, specifications, assays, studies, reports and other written or printed materials in Caltex’s possession necessary, useful for, held for use by Caltex useful in the ownership or operation of the properties on Exhibit “A”, including any stock certificates, stock appreciation rights, warrant certificates or similar documents conveying ownership of the properties;

1.02 Purchase Price & Terms. Imperial agrees to purchase the Acquired Assets from Caltex in exchange for a total consideration of $300,000 (the “Purchase Price”) subject to the terms of this Agreement and to be paid as follows:

(a) Imperial shall pay a non-refundable earnest money deposit of $10,000.00 concurrent with the signing of this Agreement. Such deposit shall be credited against the Purchase Price at Closing. In the event that Imperial does not close the purchase of the Acquired Assets, for any reason except failure of title due to defects not cured by Caltex, including but not limited to environmental, regulatory or permitting title defects, then Caltex shall retain the Earnest Money Deposit as liquidated damages and the parties shall have no other obligations to each other with respect o this Agreement.

(b) Imperial shall pay the balance of $290,000.00 in cash by wire transfer or immediately available funds at Closing.

1.03 Effective Date: The purchase of the Acquired Assets shall be effective as of 7:00 a.m. on December 1, 2006 (“Effective Date”), such that Buyer shall be entitled to the proceeds from the production and sale of oil and natural gas from and after the Effective Date and shall be responsible for expenses incurred in connection with the direct operation of the properties from and after the Effective Date.

1.04 Closing. Subject to the terms and provisions of this Agreement, the closing of the transactions contemplated by this Agreement will be at 10:00 a.m. at the offices Imperial Petroleum, Inc., 329 Main Street, Suite 801, Evansville, IN 47708, on or before, January 31, 2007, or at such earlier or later date or such other place or in such other manner as shall be mutually agreed upon by Imperial and Caltex, such date and time sometimes being referred to herein as the “Closing” or “Closing Date” or “Final Closing Date”.

2. Representations and Warranties of Imperial.

Imperial represents and warrants to Caltex that, to the best of its knowledge, the statements contained in this Section 2 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date.

2.01 Organization, Qualification and Corporate Power. Imperial is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Imperial is duly authorized to conduct business and is in good standing under the laws of each jurisdiction in which the nature of its business or the ownership or leasing of its properties requires such qualification. Imperial has full corporate power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it.

2.02 Authority. Imperial has all requisite corporate power and authority to execute and deliver this Agreement and all agreements, instruments and documents to be executed and delivered by Imperial hereunder, to consummate the transactions contemplated hereby and to perform all terms and conditions hereof to be performed by it. The execution and delivery of this Agreement by Imperial and all agreements, instruments, and documents to be executed and delivered by Imperial hereunder, the performance by Imperial of all the terms and conditions hereto to be performed by it and the consummation of the transactions contemplated hereby have been duly authorized and approved by the Board of Directors of Imperial, and no other corporate proceedings of Imperial are necessary with respect thereto. All persons who have executed and delivered this Agreement, and all persons who will execute and deliver the other agreements, documents and instruments to be executed and delivered by Imperial hereunder, have been duly authorized to do so by all necessary actions on the part of Imperial. This Agreement constitutes, and each other agreement and instrument to be executed by Imperial hereunder, when executed and delivered by Imperial, will constitute, the valid and binding obligation of Imperial enforceable against it in accordance with its terms.

2.03 Bonding. Imperial has in place a Performance Bond under the name of IPT Oil Company (RRC # 425811) and alternatively in the name of Double Eagle Petroleum Corp, an affiliate (RRC #224852) satisfactory with the Railroad Commission of Texas to allow it to operate any and all wellbores purchased under this Agreement and to facilitate the transfer of operatorship of such wellbores.

2.04 Non-contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge or other restriction of any federal, state or local government, governmental agency or court to which Imperial is subject or any provision of its Certificate of Incorporation, Bylaws or Board of Directors or stockholder resolutions of Imperial or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest or other arrangement to which Imperial is a party or by which it is bound or to which any of its assets is subject or result in the imposition of any security interest upon any of its assets. Imperial is not required to give any notice to, make any filing with, or obtain any authorization, consent or approval of any federal, state or local government, governmental agency, bank, financial institution or other person or entity in order for Imperial to consummate the transactions contemplated by this Agreement.

2.05 Disclosure. The representations and warranties contained in this Section 2 do not contain any untrue statement of a fact or omit to state any fact necessary in order to make the statements and information contained in this Section 2 not misleading.

2.05 Representation. Imperial represents and warrants that in making the decision to acquire the Acquired Assets, it has relied upon its own independent investigations and the independent investigations by its representatives, including its own professional legal, tax, and business advisors, and that Imperial and its representatives have been given the opportunity to examine all relevant documents and to ask questions of and to receive answers from Caltex.

3. Representations and Warranties Concerning Caltex.

Caltex, represents and warrants to Imperial that, to the best of their knowledge, the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date.

3.01 Organization, Qualification and Corporate Power. Caltex is a Texas partnership duly organized, validly existing and in good standing under the laws of the State of Texas. Caltex is duly authorized to conduct business and is in good standing under the laws of each jurisdiction in which the nature of its business or the ownership or leasing of its properties requires such qualification. Caltex has full corporate power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it.

3.02 Authority. Caltex has all requisite power and authority to execute and deliver this Agreement and all agreements, instruments and documents to be executed and delivered by Caltex hereunder, to consummate the transactions contemplated hereby and to perform all terms and conditions hereof to be performed by it. This Agreement constitutes, and each other agreement and instrument to be executed by Caltex hereunder, when executed and delivered by Caltex, will constitute, the valid and binding obligation of Caltex enforceable against it in accordance with its terms.

3.03 Non-contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge or other restriction of any government, governmental agency or court to which Caltex is subject or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, security interest or other arrangement to which Caltex is a party or by which it is bound or to which any of its assets is subject or result in the imposition of any security interest upon any of its assets. Caltex is not required to give any notice to, make any filing with, or obtain any authorization, consent or approval of any federal, state or local government, governmental agency, bank, financial institution or other party in order for Caltex and Imperial to consummate the transactions contemplated by this Agreement.

3.04 Title. The Acquired Assets are being transferred pursuant to this Agreement to Buyer without warranty, either express or implied. To the best of its knowledge, Caltex has not received or been notified of any adverse claims against the Acquired Assets, except as disclosed to Buyer and upon the Closing Date will transfer the Acquired Assets free and clear of any liens, claims, mortgages, security interests, pledges, encumbrances or restrictions on transfer of any kind or nature. Imperial shall conduct its title investigation and notify Caltex in writing of any defects in the title to the Acquired Assets from time to time but in any event not later than 20 calendar days prior to the Closing Date. Caltex shall have 10 calendar days from receipt of notification to either cure the title defect or remove the entire property from the sale.

3.05 Permits. To the best knowledge of Seller, Seller has received no notice and has no knowledge of any revocation, termination or modification of any Permit affecting the Acquired Assets that would have a material adverse effect on the continued operation of the Acquired Assets by the Buyer after Closing. Seller agrees to maintain any and all existing Permits in full force and effect at its sole cost until Closing.

3.06 Governmental Approvals. To the best knowledge of Seller, Seller has not received any notification of a required consent, approval, waiver, order or authorization of, or registration, declaration or filing with, any federal, state or local governmental authority (including, without limitation, any department, bureau or agency), required to be obtained or made in connection with the execution and delivery of this Agreement by Seller or the consummation by Seller of the transactions contemplated hereby the failure of which to obtain would have a material adverse affect on the Acquired Assets, Imperial or Imperial’s ability to own, operate or exploit the Acquired Assets. Seller has not received any demands from the Texas Railroad Commission or the Environmental Protection Agency, or any similar body having jurisdiction over mineral rights and operations within the States of Texas to plug and abandon, repair, or otherwise alter the present operations of any of the properties or wells comprising the Acquired Assets.

3.07 Tax Matters. To the best knowledge of Seller, there is no dispute or claim concerning any federal, state or local tax liability either (A) claimed or raised by any authority in writing or (B) as to which Caltex or any of the directors and officers (and employees responsible for tax matters) of Caltex or any affiliate have knowledge based upon personal contact with any agent of such authority. Caltex has paid all of its outstanding tax obligations in each jurisdiction where such obligation has been incurred. Caltex warrants that there are no tax liabilities on said properties.

3.08 Litigation. To the best knowledge of Seller, and except as disclosed to Buyer , there is no litigation and there are no arbitration proceedings or governmental proceedings, suits or investigations pending, instituted or threatened against Caltex or any of the Acquired Assets. Caltex has not received any notifications or charges from any federal, state, or local governmental authority involving oil and gas, occupational safety and health or water quality or other environmental matters.

3.09 Environment, Health and Safety. To the best knowledge of Seller, there are no claims and Seller is not aware of the potential for any claims arising out of environmental issues related to the operation or ownership of the Acquired Assets. Seller expressly assumes any liability associated with environmental issues relating to events that occurred prior to the Effective Date.

3.10 Legal Compliance. To the best of its knowledge, Seller is not aware of any issues or claims relating to legal compliance, including any potential liabilities, associated with environmental, health or safety laws affecting the Acquired Assets.

3.11 Condition of the Wellbores. To the best knowledge of Seller, Seller acknowledges that the wellbores are perforated in their respective formations and at the depths identified on the current completion records as filed with the State of Texas, and Seller knows of no action or undertaking and has no knowledge of any such actions taken by Seller or any prior operator that would affect the accuracy of the completion records as filed with the State of Texas. Specifically, Seller acknowledges and affirms that to the best of its knowledge, none of the wellbores have been completed in the Pecan Gap formation as identified on that certain Radioactivity Log dated 5/30/72 by Luling Perforators, Inc. and occurring at a depth as measured thereon from 1,827 feet to 1,985 feet and correlative throughout the Acquired Assets.

3.12 Disclosure. The representations and warranties contained in this Section 3 do not contain any untrue statement of a fact or omit to state any fact necessary in order to make the statements and information contained in this Section 3 not misleading.

3.13 Representation. Caltex represents and warrants that in making the decision to sell the Acquired Assets, and grant the option to Imperial herein, it has relied upon its own independent investigations and the independent investigations by its representatives, including its own professional legal, tax, and business advisors, and that Caltex and its representatives have been given the opportunity to examine all relevant documents and to ask questions of and to receive answers from Imperial.

4. Survival.

4.01 Survival. All of the representations and warranties of Caltex contained in this Agreement and the representations of Imperial contained in this Agreement shall survive for a period of one year after the Closing Date.

5. Conduct and Transactions prior to Closing.

5.01 Covenants of Caltex. Between the date of this Agreement and the Closing Date or, if earlier termination of this Agreement:

(a) Caltex agrees to give Imperial its agents and representatives, full access to the Acquired Assets and all of Caltex’s books and records relating to the Acquired Assets and its operation, and to furnish Imperial with such financial, title and operating data and other information with respect to the Acquired Assets and its ownership and operation as Imperial shall from time to time request; provided, however, that any such investigation shall not affect any of the representations and warranties of Caltex hereunder; and provided further, that any such investigation shall be conducted in such manner as not to interfere unreasonably with the operation of the business of Caltex. Caltex agrees to furnish to Imperial any existing title opinions, title reviews or other material in its possession useful to Imperial in its review of the title to the Acquired Assets vested in Caltex. In the event of termination of this Agreement, Imperial will return to Caltex all documents, work papers, and other material obtained from Caltex in connection with the transactions contemplated hereby and will keep confidential any information obtained pursuant to this Agreement unless such information is ascertainable from public or published information or trade sources.

(b) Caltex will conduct its business relating to the Acquired Assets only in the ordinary course. Caltex will not recomplete or abandon any well comprising the Acquired Assets from the date of signing this Agreement until Closing without providing notice of and appropriate documentation to Imperial in writing prior to the commencement of such operations and without the prior written approval of Imperial. Any action required to be taken by Caltex as a result of notification by the Texas Railroad Commission is expressly excluded from the provisions of this section, except to the extent that Caltex will notify Imperial in writing of any such actions affecting the Acquired Assets.

(c) Caltex will: (i) promptly notify Imperial of the receipt of any written notice or written claim of any termination or cancellation, or written threat of termination or cancellation, of any of the Acquired Assets; (ii) promptly notify Imperial of any action, suit, proceeding, claim or investigation which is threatened or commenced against Caltex which relates to or affects in any material respect the ownership or operation of the Acquired Assets by Imperial after the Closing of this Agreement or the transactions contemplated thereby; (iii) promptly notify Imperial of any condition or circumstance occurring from the date hereof up to and including the Closing Date that would cause the representations and warranties of Caltex contained herein to become untrue in any material respect; and (iv) cooperate with Imperial to effect an orderly transition of the ownership and operation of the Acquired Assets and use its best efforts to protect the relationships with Caltex’s existing customers and suppliers relating to the Acquired Assets.

(d) Caltex agrees that neither it nor its affiliates nor any employee, representative or advisor of Caltex or their affiliates will, directly or indirectly, (i) solicit, initiate or encourage any Acquisition Proposal (as defined below) relating to the Acquired Assets or afford access to the properties or permits or the books and records relating to the Acquired Assets or Permits, to any person that may be considering making or has made an Acquisition Proposal. Caltex shall immediately cease or cause to be terminated any existing activities, discussions or negotiations with any persons conducted heretofore with respect to any Acquisition Proposal. As used herein, the term “Acquisition Proposal” means any offer or proposal for, or any indication of interest in, (i) the acquisition of all or a substantial portion of the Acquired Assets (other than the transactions contemplated by this Agreement). The provisions of this Section 5.01 shall remain in effect until the earlier of the termination of this Agreement pursuant to Section 8 or the Closing.

5.02 Covenants of Imperial.

(a) Between the date of this Agreement and the Closing Date, Imperial agrees to cause Imperial’s officers to furnish Caltex with such financial and operating data and other information with respect to the business and properties of Imperial as Caltex shall from time to time reasonably request and provided such information is in the public domain; provided, however, that any such investigation shall not affect any of the representations and warranties of Imperial hereunder; and provided further, that any such investigation shall be conducted in such manner as not to interfere unreasonably with the operation of the business of Imperial. In the event of termination of this Agreement, Caltex will return to Imperial all documents, work papers and other material obtained from Imperial in connection with the transactions contemplated hereby and will use all reasonable efforts to keep confidential any information obtained pursuant to this Agreement unless such information is ascertainable from public or published information or trade sources.

(b) Imperial waives compliance by Caltex with the bulk sales law, if applicable, in the states having jurisdiction in connection with the sale of Acquired Assets contemplated by this Agreement. Caltex hereby agrees to indemnify and hold Imperial harmless from and against all losses, damages and expenses incurred by Imperial as a result of such noncompliance.

5.03 Consents. Prior to Closing, Caltex and Imperial shall each use their or its respective best efforts to obtain the consent or approval of each person (including any federal, state or local governmental authority) whose consent or approval shall be required in order to permit Imperial or Caltex, as the case may be, to consummate the transactions contemplated by this Agreement.

6. Conditions to Closing.

6.01 Conditions to Obligations of Caltex. The obligation of Imperial to effect the Closing of the transactions contemplated by this Agreement shall be subject to the following conditions:

(a) Caltex shall have furnished Imperial with certified copies of resolutions duly signed by its Managing Partner authorizing all necessary and proper corporate action approving the execution, delivery and performance of this Agreement.

(b) Except to the extent waived hereunder, (i) the representations and warranties of Caltex contained herein shall be true and correct in all material respects at the Closing Date with the same effect as though made at such time; and (ii) Caltex shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied by them prior to the Closing Date.

(c) Caltex shall have obtained and delivered to Imperial all consents required to consummate the transactions contemplated by this Agreement.

(d) There shall not have occurred (i) any material adverse change in the Acquired Assets or the business, properties, results of operations or financial condition of Caltex, (ii) any loss of or damage to any of the Acquired Assets (whether or not covered by insurance) of Caltex which will materially affect or impair the ability of Imperial to own or operate the Acquired Assets.

(e) All statutory requirements for the valid consummation by Caltex of the transactions contemplated by this Agreement shall have been fulfilled and all authorizations, consents and approvals of all federal, state or local governmental agencies and authorities required to be obtained in order to permit consummation by Caltex of the transactions contemplated by this Agreement and to permit the business now or previously carried on by Caltex at the Acquired Assets to continue unimpaired to any material degree immediately following the Closing Date shall have been obtained. Between the date of this Agreement and the Closing Date, no governmental agency, whether federal, state or local, shall have instituted (or threatened to institute) an investigation or other proceeding which is pending at the Closing Date relating to the transactions contemplated by this Agreement and between the date of this Agreement and the Closing Date no action or proceeding shall have been instituted or, to the knowledge of Caltex, shall have been threatened by any party (public or private) before a court or other governmental body to restrain or prohibit the transactions contemplated by this Agreement or to obtain damages in respect thereof.

(f) Imperial shall have received from Caltex all files and records, including without limitation, contracts, assignments, agreements, receipts, deeds, leases, assays and correspondence and any other documents or files, which in any way relate to the current or former operations of the Acquired Assets.

(g) Caltex shall have complied with the delivery requirements set forth in Section 7.03 of this Agreement.

6.02 Conditions to Obligations of Imperial. The obligation of Caltex to effect the Closing of the transactions contemplated by this Agreement shall be subject to the following conditions:

(a) Imperial shall have furnished Caltex with certified copies of resolutions duly adopted by its Board of Directors authorizing all necessary and proper corporate action approving the execution, delivery and performance of this Agreement.

(b) Except to the extent waived hereunder, (i) the representations and warranties of Imperial contained herein shall be true in all material respects at the Closing Date with the same effect as though made at such time; and (ii) Imperial shall have performed all material obligations and complied with all material covenants required by this Agreement to be performed or complied with by it prior to the Closing Date.

(c) All statutory requirements for the valid consummation by Imperial of the transactions contemplated by this Agreement shall have been fulfilled and all authorizations, consents and approvals of all federal, state, local and foreign governmental agencies and authorities required to be obtained in order to permit consummation by Imperial of the transactions contemplated by this Agreement shall have been obtained. Between the date of this Agreement and the Closing Date, no governmental agency, whether federal, state or local, shall have instituted (or threatened to institute) in a writing directed to Caltex, Imperial or any of their subsidiaries, an investigation which is pending at the Closing Date relating to the transactions contemplated by this Agreement and between the date of this Agreement and the Closing Date no action or proceeding shall have been instituted or, to the knowledge of Imperial, shall have been threatened by any party (public or private) before a court or other governmental body to restrain or prohibit the transactions contemplated by this Agreement or to obtain the damages in respect thereof.

(d) Imperial shall have furnished to Caltex verification of its Blanket Performance Bond with the State of Texas and verification that it is an operator in good standing with the State of Texas.

7. Actions at Closing.

7.01 Transactions at the Closing. At the Closing the following events shall occur, each event under the control of one party hereto being a condition precedent to the events under the control of the other party, and each event being deemed to have occurred simultaneously with the other events.

7.02 Deliveries by Imperial. At Closing, Imperial will deliver to Caltex:

(a)	certified copies of corporate resolutions and other corporate proceedings taken by Imperial to authorize the execution, delivery and performance of this Agreement; and

(b)	Certificates of Incumbency and signatures of officers of Imperial dated as of the date of this Agreement.

(c)	Cash in the form of a wire transfer or cashier’s check in the amount of $290,000.00.

7.03 Deliveries by Caltex. At Closing Caltex will deliver to Imperial:

(a)	Such bills of sale, deeds, mineral deeds, assignments, certificates of title, stock certificates and other instruments of transfer, assignment and conveyance as Imperial shall reasonably request to vest in Imperial good and marketable title to the Acquired Assets and any equipment thereon; and

(b)	Certified copies of corporate proceedings taken by Caltex and signed by its Managing Partner to authorize the execution, delivery and performance of this Agreement; and

(c)	A Certificates of Incumbency signed by the Managing Partner of Caltex as of the date of this Agreement.

(d)	Copies of duly executed Change of Operator forms providing for the resignation of Caltex as operator of the Acquired Assets and the election of Imperial or its designee.

8. Termination.

8.01 Termination of the Agreement. The parties may terminate this Agreement as provided below:

(a) Imperial and Caltex may terminate this Agreement by mutual written consent at any time prior to the Closing;

(b) Imperial may terminate this Agreement by giving written notice to Caltex on or before the Closing Date in the event Imperial has notified Caltex of title defects with respect to the Acquired Assets and Caltex is unable or unwilling to cure such defects;

(c) Imperial may terminate this Agreement by giving written notice to Caltex at any time prior to the Closing (i) in the event Caltex has breached any material representation, warranty or covenant contained in this Agreement in any material respect, Imperial has notified Caltex of the breach and the breach has continued without cure for a period of 10 days after the notice of breach or (ii) if the Closing shall not have occurred on or before January 31, 2007, or such later date as may be agreed to by Imperial and Caltex in writing, by reason of the failure of any condition precedent under Section 6.01 hereof (unless the failure results primarily from Imperial itself breaching any representation, warranty or covenant contained in this Agreement); and

(d) Caltex may terminate this Agreement by giving written notice to Imperial at any time prior to the Closing (i) in the event Imperial has breached any material representation, warranty or covenant contained in this Agreement in any material respect, Caltex has notified Imperial of the breach and the breach has continued without cure for a period of 10 days after the notice of breach or (ii) if the Closing shall not have occurred on or before January 31, 2007, or such later date as may be agreed to by Imperial and Caltex in writing, by reason of the failure of any condition precedent under Section 6.02 hereof (unless the failure results primarily from Caltex itself breaching any representation, warranty or covenant contained in this Agreement).

8.02 Effect of Termination. If either Imperial or Caltex terminates this Agreement pursuant to Section 8.01 above, all rights and obligations of the parties hereunder shall terminate without any liability of any party to any other party. If termination of this Agreement is the result of 8.01(a.), (b.) or (c.) above, then Caltex shall immediately refund the Earnest Money Deposit to Imperial.

9. Miscellaneous.

9.01 Survival of Covenants, Representations and Warranties. Except as otherwise specifically provided, the covenants, representations and warranties contained herein shall expire and be terminated and extinguished upon the expiration of one year from the Closing Date.

9.02 Governing Law. This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of Texas.

9.03 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if sent by registered mail or certified mail, postage prepaid if addressed as follows:

To: Imperial

Imperial Petroleum, Inc.

329 Main Street, Suite 801

Evansville, IN 47708

Attention: Mr. Jeffrey T. Wilson,

                  President

To: Caltex Energy Company

Caltex Energy Company

PO Box 8

Luling, TX 78648

Attention: Mr. Gregory Christofferson,

                  Managing General Partner

9.04 No Assignment. This Agreement may not be assigned by either party or by operation of law or otherwise and, in the event of an attempted assignment, this Agreement shall terminate, except to the extent that Imperial shall have the right to assign this Agreement and its rights hereunder to any of its subsidiaries at any time.

9.05 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements or representations by or among the parties, written or oral, to the extent they related in any way to the subject matter hereof.

9.06 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. For the purpose of this Agreement, the Parties hereto agree that a facsimile copy shall have the same effect as an original signature.

9.07 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

9.08 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Imperial and Caltex. No waiver by an party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

9.09 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

9.10 Brokers & Expenses. Except as otherwise expressly provided herein, each of the parties will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. Each party hereto shall be responsible for broker or similar fees arising with respect to broker’s retained or engaged by such party and shall indemnify the other party against such fees in connection with the transactions contemplated herein.

9.11 Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” shall mean including without limitation. The parties intend that each representation, warranty and covenant contained herein shall have independent significance. If any party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

Imperial Petroleum, Inc. “Buyer”

By:
Jeffrey T. Wilson
President

Caltex Energy Company, “Seller”

By:
Gregory Christofferson
Managing General Partner

EXHIBIT “A”

Attached to and made a part of that Purchase and Sales Agreement between Caltex Energy Company, Seller, and Imperial Petroleum, Inc., Buyer.

Lease Name:	Railroad Comm. #	Survey	Abstract	Number of Wells
Annie Knodel	02906	J.W. Robinson	275	5
Annie Knodel B	03129	J.W. Robinson	275	5
Annie Knodel C	03660	J.W. Robinson	275	4
Annie Knodel D	04194	J.W. Robinson	275	8
M.T. Klein A	02881	J.W. Robinson	275	9

Annie Knodel RR# 02906: Located on 24.51 acres of land, more or less, being all of that portion of a 78.01 acre tract in the Joel W. Robinson Survey, Guadalupe County, Texas, described as Tract 2 in an assignment dated April 6, 1961, from Socony Mobil Oil Company, Inc. to Oscar N. Goode and recorded in Volume 338, Page 624, of the Deed Records of Guadalupe County , located in the west 50 acres of that certain tract of 131.9 acres described in the ratification of oil and gas lease from Annie Knodel, et al, to Magnolia Petroleum Company dated Jan 3, 1930, and recorded in Book 119, Page 442, of the Deed Records of Guadalupe County, Texas.

Annie Knodel B RR# 03129: Locared on 20.8 acres of land, more or less, being all of that portion of a 78.01 acre tract in the Joel W. Robinson Survey, Guadalupe County, Texas described as Tract 2 in an assignment dated April 6, 1961, from Socony Mobil Oil Company, Inc. to Oscar N. Goode and recorded in Volume 338, Page 624, of the Deed Records of Guadalupe County, Texas.

Annie Knodel C RR#03660: 9.54 Acres, more or less, being a subdivision of the N.E. 32.7 acres of the 78.01 acre tract described in assignment of oil and gas lease from Socony Mobil Oil Corp., to Oscar N. Goode, dated April 6, 1961, recorded in Volume 338, Page 624, Deed records of Guadalupe County, Texas.

Annie Knodel D RR#04194: A portion of 24.51 acres of land, more or less, being all of that portion of a 78.01 acre tract in the Joel W. Robinson Survey, Guadalupe County, Texas, described as Tract 2 in an assignment dated April 6, 1961, from Sconoy Mobil Oil Company, Inc. to Oscar N. Goode and recorded in Volume 338, Page 624 of the Deed Records of Guadalupe County, Texas located in the West 50 acres of that certain tract of 131.9 acres described in the ratification of oil and gas lease from Annie Knodel, et al, to Magnolia Petroleum Company dated Jan 3, 1930, and recorded in Book 119, Page 442 of the Deed Records of Guadalupe, County, Texas.

M.T. Klein A RR#02881: J.R. Robinson Survey, Abstract 275, 438’ SC 438’ SC 2300 NL and 467 WL.